LOAN EXTENSION AND MODIFICATION AGREEMENT

THIS LOAN EXTENSION AND MODIFICATION AGREEMENT (“Agreement”) is entered into as of February 27, 2013, by and between National Integrity Life Insurance Company, a New York corporation (“Lender”), and NetREIT Garden Gateway LP, a California limited partnership (“Borrower”).

R E C I T A L S

A.           Borrower is indebted to Lender under a loan (the “Loan”) as evidenced by a promissory note (the “Note”), dated as of March 21, 2007, in the original principal amount of $11,000,000.00, by NetREIT, Inc., a Maryland corporation, previously NetREIT, a California corporation (“Original Borrower”), as maker, to the order of Lender, as assumed by Borrower as evidenced by that certain Memorandum of Loan Assumption, dated as of March 19, 2010, by and between Borrower, as trustor, and Lender, and recorded May 10, 2010 under Reception No. 210043360 in the Official Records of El Paso County, Colorado (the “County”).  The Note is secured by, among other things, that certain Deed of Trust to Public Trustee, Security Agreement, Assignment of Leases and Rents and, Fixture Filing, dated as of March 21, 2007 (the “Deed of Trust”), by Borrower, as successor in interest to Original Borrower, as trustor, for the benefit of Lender, as beneficiary, recorded on March 23, 2007 under Reception No. 207040032 in the Official Records of the County.

B.           The Note, the Deed of Trust, and any and all other documents, agreements and instruments evidencing, governing or securing the Loan executed prior to the date hereof are referred to herein as the “Existing Loan Documents”.

C.           The Loan is guaranteed by Jack K. Heilbron and Kenneth W. Elsberry, each an individual (collectively, “Original Guarantors”), pursuant to that certain Limited Recourse Guaranty (the “Original Guaranty”), dated as of March 21, 2007, by Original Guarantors in favor of Lender.

C.           Borrower and Lender desire to modify the Loan upon the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of Borrower and Lender agree as follows:

AGREEMENT

1.           CERTAIN DEFINITIONS

“Effective Date” shall mean February 5, 2013.

“Recordation” shall mean the recordation of a memorandum of this Agreement in the form attached hereto as Exhibit “A” (the “Memorandum”) in the Official Records of the County.

“Title Company” shall mean Chicago Title Insurance Company.

“Title Policy” shall mean that certain Loan Policy (Policy No. 72107-3000996) issued by Title Company dated as of March 23, 2007, in favor of Lender, as the named insured, insuring the validity and first priority of the lien of the Deed of Trust.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Note, as amended.

2.           MODIFICATION OF LOAN

2.1.           Amended and Restated Note.  As of the Effective Date and subject to the terms and conditions of this Agreement, Borrower and Lender shall amend the Note, which modification shall be effective as of the Effective Date, by the execution and delivery of the Amended and Restated Promissory Note in the original principal amount of Seven Million Two Hundred Fifty Thousand Dollars and No/100 ($7,250,000), in the form of Exhibit "B" attached hereto (the “Amended Note”).  All references to the “Note” in any Existing Loan Document shall hereinafter refer to the Amended Note and all references to $11,000,000 in any Existing Loan Document shall hereinafter be to $7,250,000.

2.2           Affirmation of Existing Loan Documents.  Except as expressly modified by this Agreement or the Memorandum, each and every covenant, warranty and other provision of the Existing Loan Documents is hereby ratified and reaffirmed (as though restated in this Agreement as of the date hereof) and shall remain in full force and effect.  This Agreement is not intended and shall in no way act as a novation of the Loan or a release, relinquishment, alteration or reissue of the liens and security interests securing the payment of the Note.  Borrower hereby agrees to continue to be bound by terms, representations, warranties, covenants, indemnifications and provisions of the Existing Loan Documents as modified hereby.

2.3           Default.  Any default by Borrower in its obligations under this Agreement or any breach by Borrower of any representations or warranties contained herein shall constitute a default under the terms of the Note and the Deed of Trust.

2.4-           Guarantor.  Original Guarantors shall have no liability under the Guaranty for conditions or acts that occur after the Effective Date.

3.           CONDITIONS TO MODIFICATION.

The following are conditions precedent to the modification of the Loan under this Agreement, for the benefit of Lender only.  If any of the following conditions shall not be satisfied on or before February __, 2013, then without limitation on Lender’s rights and remedies at law or in equity, at Lender’s option, Section 2.1 of this Agreement shall be of no further force or effect.

3.1           Commitment of Title Company; Subordinations; Encumbrances.  The Title Company shall have committed to issue to Lender, at Borrower’s sole expense, an endorsement (the “Endorsement”) to the Title Policy, in an amount not less than the Loan amount, insuring that the Deed of Trust, as modified, is a valid first priority lien against the Property, showing no prior exceptions to title other than as described in the Title Policy.

3.2           Recordation.  The Recordation of the Memorandum, at Borrower’s sole expense, by the Title Company in the Official Records of the County.  Each of Lender and Borrower shall execute one or more counterpart originals of the Memorandum and deposit the same with the Title Company for recordation.

3.3           No Defaults.  No default shall have occurred under this Agreement, the Existing Loan Documents, any encumbrance affecting the property encumbered by the Deed of Trust (the “Property”) (whether junior or senior), or under any other agreement to which Borrower and Lender are parties, and no event has occurred that with notice or lapse of time or both would constitute a default under any of them.

3.4           Payment.  Borrower shall have paid (a) all expenses relating to this Agreement and the Loan including all closing costs, title charges, recording fees and taxes, bank charges, escrow fees and all attorneys’ fees and costs incurred by Lender, (b) a Ten Thousand Eight Hundred and Seventy Five Dollar ($10,875) administrative fee to Lender, and (c) a One Hundred Seventeen Thousand Four Hundred Fifty Eight Dollar and Fifty Four Cent ($117,458.54) extension and modification fee to Lender.

3.5           Deliveries.  Borrower shall have executed and delivered to Lender the Memorandum and the Amended Note.

3.6           Estoppel Certificates.  Borrower shall have delivered to Lender an estoppel certificate from each tenant of the Property in a form acceptable to Lender.

3.7           Guaranty.  Borrower shall have delivered to Lender a Limited Recourse Guaranty (the “Guaranty”) executed by NetREIT, Inc., a Maryland corporation (“Guarantor”), in favor of Lender, in the form as required by Lender.

3.8           Opinions.  Borrower shall have delivered to Lender opinions from Borrower's counsel as to the good standing of Borrower, the due authorization, execution and delivery of this Agreement, the Memorandum and the Amended Note, and the enforceability of the Amended Note and the Existing Loan Documents as modified by this Agreement, and such other matters as required by Lender.

4.           RELEASE AND WAIVERS

4.1           Release.  As of the date hereof and as of the Effective Date, Borrower, for itself and its successors and assigns, and for Original Guarantors (collectively, the “Borrower Parties”), hereby fully and forever releases, discharges and acquits Lender and its parent, subsidiary, affiliate and predecessor corporations, and their respective past and present officers, directors, shareholders, partners, attorneys, legal representatives, agents and employees, and their successors, heirs and assigns and each of them, of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, chooses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether liquidated or unliquidated (collectively, “Claims”) which any of such Borrower Parties may now have, or heretofore have had against any of said persons, firms or entities, by reason of, arising out of or based upon conduct, events or occurrences on or before the Recordation relating to:  (i) the Loan or the Property; (ii) the review, approval or disapproval of any and all documents, instruments, projections, estimates, plans, specifications, drawings and all other items submitted to Lender in connection with the Loan or the Property; (iii) the disbursements of funds under the Loan; (iv) the amendment or modification of the Loan made pursuant to this Agreement; (v) Lender’s acts, statements, conduct, representations and omissions made in connection with the Loan and any amendment or modification relating thereto; or (vi) any fact, matter, transaction or event relating thereto, whether known or unknown; provided that, nothing contained herein shall be deemed a release of Lender’s obligations under this Agreement or (to the extent first arising and accruing after the Effective Date) the Existing Loan Documents, as modified.

4.2           Non-Reliance.  Each of the Borrower Parties hereby acknowledges that it has not relied upon any representation of any kind made by Lender in making the foregoing release.

4.3           No Transfer of Claims.  Each of the Borrower Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released hereunder or any portion thereof or interest therein, and Borrower agrees to indemnify, defend and hold the parties set forth hereinabove harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

4.4           No Admission of Liability.  It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.

4.5           Advice of Counsel.  Each of the Borrower Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Agreement, including the foregoing release and waivers, that it has read the provisions of this Agreement, including the foregoing release and waivers, that it has had the foregoing release and waivers fully explained by such counsel, and that it is fully aware of its contents and legal effect.

5.           REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender as of the date hereof and as of the Recordation each of the following:

5.1           Litigation.  There are no actions, suits or proceedings, pending or threatened, at law or in equity, before any court or commission, agency or instrumentality, against or affecting (a) Borrower, which would affect the business or the financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan, this Agreement or the Existing Loan Documents or (b) the Property.

5.2           Conflicts.  Borrower has the full power and authority to enter into this Agreement and the execution, delivery and performance by Borrower of this Agreement (and any other document executed in connection with the modification of the Loan) (a) has been duly and validly authorized by all necessary action on the part of Borrower and Guarantor, as applicable, (b) does not conflict with or result in a violation of Borrower’s or Guarantor’s governing organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which any of Borrower or Guarantor is a party, and (c) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument by which any of the Borrower or Guarantor is bound or to which it is a party.

5.3           Consents.  Neither the execution and delivery by Borrower of this Agreement, nor the performance by Borrower of its obligations hereunder requires the consent, authorization or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency, pursuant to any law, rule or regulation applicable to Borrower or pursuant to any order, injunction or decree of any such authority or agency, any creditor of Borrower, or any other person or entity.

5.4           Authority.  Borrower has all requisite power and authority to perform the terms of this Agreement.

5.5           Defaults.  No event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute an Event of Default or default under the Existing Loan Documents and all representations and warranties contained in the Existing Loan Documents are true and correct as if made as of the date hereof and the Date of Record.

5.6           Principal.  Borrower acknowledges that the principal balance of the Note as of February 13, 2013 was $9,224,151.73.

5.7           Accuracy of Representations.  Neither this Agreement, nor any document, certificate or statement referred to herein or furnished to Lender by Borrower pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact.

6.           MISCELLANEOUS PROVISIONS

6.1           Waiver.  No failure on Lender’s part at any time to require the performance by Borrower of any term of this Agreement shall in any way affect Lender’s rights to enforce such term, nor shall any waiver by Lender of any term hereof be taken or held to be a waiver of any other term hereof or of any breach or subsequent breach hereof.  Borrower waives any defense arising by reason of any disability or other defense of any other person obligated with respect to the Loan, or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other such person.

6.2           Expenses.  Borrower will pay and hold Lender harmless against any liability for the payment of: (a) all filing and recording fees and taxes payable to any taxing authority and any documentary transfer stamp taxes (including any interest and penalties in respect thereof) determined to be payable in connection with any of the transactions contemplated hereby; and (b) all other out-of-pocket expenses (including Lender’s attorneys’ fees and costs, and the cost of the Endorsement), incurred by Lender in connection with the preparation and execution of this Agreement, Lender’s performance of and compliance with the terms hereof, the procuring of title insurance, collection efforts, and the enforcement of Lender’s rights and remedies hereunder.

6.3           Confidentiality.  Prior to Recordation, Borrower shall keep the terms of this Agreement strictly confidential and shall not disclose or permit its employees or agents to disclose the terms of this Agreement (except for reasonably necessary disclosures to Borrower’s attorneys, accountants and representatives or as may be required by law).

6.4           Sole Parties.  Except for the released parties under Section 4 hereof, this Agreement is made exclusively for the benefit of and solely for the protection of Lender and Borrower (and their permitted successors and assigns), and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

6.5           Binding Effect and Amendment.  This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.  This Agreement may be amended, altered or changed only by an instrument in writing signed by both parties.

6.6           Interpretation.  Whenever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The headings used in this Agreement are inserted solely for the convenience of reference and are not part of, nor intended to govern, limit or aid in the construction of, any term or provision hereof.

6.7           Applicable Law.  This Agreement shall be determined as to its validity, construction, effect and enforcement, and in all other respects of the same or different nature, under the laws of the State of Colorado.

6.8           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

6.9           Further Assurances.  From time to time, each party will execute and deliver in recordable form, if necessary, such further instruments and will take such other action as the other party reasonably may request in order to discharge and perform their obligations and agreements under this Agreement.

6.10           Time of Essence.  Time is of the essence in this Agreement.

6.11           Entire Agreement.  This Agreement, the Existing Loan Documents and the exhibits attached thereto constitute the entire agreement of Borrower and Lender concerning the transactions contemplated by this Agreement and supersede and cancel any and all previous negotiations, arrangements, agreements, understandings or letters of interest or intent.

6.12           References to Loan Documents.  All references to the Note, the Deed of Trust or to other Existing Loan Documents shall be deemed to refer to the same, as amended by this Agreement.  In the event of a conflict between this Agreement and the Existing Loan Documents, this Agreement will prevail.

6.13           Notices.  All notices and communications to any party hereunder and under the other Loan Documents shall be in writing and shall be deemed properly given if delivered to the addresses and as follows:

If to Lender:

National Integrity Life Insurance Company

400 Broadway

Cincinnati, Ohio  45202

Attention:  Michael Barnett, Esq.

with copy to:

Pircher, Nichols & Meeks

1925 Century Park East, Suite 1700

Los Angeles, California  90067

Attention:  Real Estate Notices (DLP/SQM/4317.36)

If to Borrower:

NetREIT Garden Gateway LP

1282 Pacific Oaks Place

Escondido, California  92029

Attention:  Kenneth W. Elsberry

6.14           Brokers.  Lender represents and warrants to Borrower, and Borrower represents and warrants to Lender, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions.  In the event of a claim for broker’s or finder’s fee or commissions in connection herewith, then Lender shall indemnify, protect, defend and hold Borrower harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Lender, and Borrower shall indemnify, protect, defend and hold Lender harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Borrower.  The parties’ respective indemnification obligations under this paragraph shall survive the closing of the transaction contemplated hereunder or the earlier termination of this Agreement.

6.15           Assignment.  Borrower may not assign any rights under this Agreement.

6.16           Integration.  Borrower may not assign any rights under this Agreement.  This Agreement constitutes the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

[signatures on next page]

IN WITNESS WHEREOF, Borrower and Lender do hereby execute this Agreement as of the day and date set forth above.

BORROWER:

NETREIT GARDEN GATEWAY LP,
a California limited partnership

By:           NetREIT, Inc.,
a Maryland corporation,
its general partner

By:           ________________________________
Name:                      ________________________________
Its:           ________________________________

LENDER:

NATIONAL INTEGRITY LIFE INSURANCE COMPANY,
a New York corporation

By:           ________________________________
Name:                      ________________________________
Its:           ________________________________

By:           ________________________________
Name:                      ________________________________
Its:           ________________________________

CONSENT AND AGREEMENT TO LOAN EXTENSION AND MODIFICATION

The undersigned hereby approves and consents to the terms of the Loan Extension and Modification Agreement effective as of February 27, 2013 (the “Loan Modification Agreement”), and, without limitation, as consideration for the delivery of the Loan Modification Agreement by Lender and as a condition to its effectiveness, each hereby agrees to be bound by the terms and conditions of Section 4 thereof, which Section 4 is hereby incorporated herein by reference.

The undersigned hereby reaffirm that certain Limited Recourse Guaranty, dated as of March 21, 2007 (the "Original Guaranty"), by the undersigned, but only for any conditions or acts arising and existing prior to the Effective Date (as defined in the Loan Modification Agreement), and hereby acknowledge and agree that such Original Guaranty was and is for the benefit of National Integrity Life Insurance Company, as lender, and not for the benefit of Western-Southern Life Assurance Company.

ORIGINAL GUARANTORS:

___________________________________
JACK K. HEILBRON, an individual

___________________________________
KENNETH W. ELSBERRY, an individual
Exhibits List

Exhibit “A”:  Form of Memorandum
Exhibit “B”:  Form of Amended and Restated Note

EXHIBIT “A”

FORM OF MEMORANDUM

RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Pircher, Nichols & Meeks
1925 Century Park East
Suite 1700
Los Angeles, California  90067
Attn: David L. Packer

(SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)

MEMORANDUM OF LOAN EXTENSION AND MODIFICATION AGREEMENT

AND AMENDMENT TO DEED OF TRUST AND DOCUMENTS OF RECORD

THIS MEMORANDUM OF LOAN MODIFICATION AGREEMENT AND AMENDMENT TO DEED OF TRUST AND DOCUMENTS OF RECORD is made as of February ___, 2013, by and between National Integrity Life Insurance Company, a New York corporation (“Lender”), and NetREIT Garden Gateway LP, a California limited partnership (“Borrower”), with respect to that certain Loan Extension and Modification Agreement, dated as of even date herewith, between Borrower and Lender (the “Loan Modification Agreement”).

NOTICE is hereby given that, pursuant to the Loan Modification Agreement, that certain promissory note (the “Note”), dated as of March 21, 2007, in the original principal amount of $11,000,000.00, by NetREIT, Inc., a Maryland corporation, previously NetREIT, a California corporation (“Original Trustor”), as maker, to the order of Lender, as assumed by Borrower pursuant to, among other things, that certain Memorandum of Loan Assumption, dated as of March 19, 2010, by and between Borrower, as trustor, and Lender as beneficiary, and recorded May 10, 2010 under Reception No. 210043360 in the Official Records of El Paso County, Colorado (collectively, all documents evidencing such assumption being referred to collectively herein as the “Assumption Documents”), is replaced with that certain Amended and Restated Promissory Note (the “Amended Note”) by Borrower in favor of Lender of even date herewith in the original amount of $7,250,000.  The Note was previously governed and secured by, among other things, that certain Deed of Trust to Public Trustee, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of March 21, 2007 (the “Deed of Trust”), by Original Trustor, as trustor, for the benefit of Lender, as beneficiary, recorded on March 23, 2007, under Reception No. 207040032 in the Official Records of El Paso County, Colorado, as assumed by Borrower pursuant to the Assumption Documents, and continues to be governed thereby.  The Deed of Trust encumbers certain real and personal property at the location more particularly described in Exhibit “A” attached hereto and made a part hereof.  Reference should be made to the Loan Modification Agreement and the Amended Note for the particular terms of the modification provided therein.  In the event of any conflict between the terms of this Memorandum and the terms of the Loan Modification Agreement, the terms of the Loan Modification Agreement shall control.

In addition to the foregoing, pursuant to the Loan Modification Agreement, Borrower and Lender are to modify the Deed of Trust and all other recorded Loan Documents as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

A.           AMENDMENTS TO DEED OF TRUST AND DOCUMENTS OF RECORD.

1.           All references in the Deed of Trust, to the “Note”, “note” or “Promissory Note” shall hereafter refer to the Amended Note.

2.           Any default under the Loan Modification Agreement shall also constitute a default under the Amended Note and under the Deed of Trust.

B.           MISCELLANEOUS.

1.           The amendments set forth herein shall become effective only upon recordation of this document in the Official Records of El Paso County, Colorado.

2.           Except as set forth herein and in the Loan Modification Agreement, the Deed of Trust and all other Existing Loan Documents of record are unamended and unmodified and the terms and provisions of the same are hereby ratified and affirmed.

IN WITNESS WHEREOF, this Memorandum was executed as of the date first stated above.

BORROWER:

NETREIT GARDEN GATEWAY LP,
a California limited partnership

By:           NetREIT, Inc.,
a Maryland corporation,
its general partner

By:           ________________________________
Name:                      ________________________________
Its:           ________________________________

LENDER:

National Integrity Life Insurance Company,
a New York corporation

By:           ________________________________
Name:                      ________________________________
Its:           ________________________________

By:           ________________________________
Name:                      ________________________________
Its:           ________________________________
Exhibit “A”

Legal Description

Lots 1, 2 and 3 in HAMILTON STANDARD SUBDIVISION NO. 1B, in the City of Colorado Springs, County of El Paso, State of Colorado.

[**INSERT APPLICABLE STATE NOTARY ACKNOWLEDGEMENT**]

State of California                                                                )
)  ss.
County of                                                      )

On ______________, 2013, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                                                (Seal)
Capacity of Signatory

State of California                                                      )
)  ss.
County of                                                      )

On                 , 2013, before me, a notary public in and for said State, personally appeared ___________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                                                (Seal)
Capacity of Signatory

EXHIBIT “B”

FORM OF AMENDED AND RESTATED NOTE
AMENDED AND RESTATED PROMISSORY NOTE

US $7,250,000.00                                                                                                       Colorado Springs, Colorado

February 27, 2013

This Amended and Restated Promissory Note amends and restates and consolidates that certain Promissory Note Secured by Deed of Trust, dated as of March 21, 2007 (the "Original Note"), in the original principal amount of $11,000,000, by NetREIT, Inc., a Maryland corporation, previously NetREIT, a California corporation (“Original Borrower”), in favor of National Integrity Life Insurance Company, a New York corporation ("Lender"), as assumed by NetREIT Garden Gateway LP, a California limited partnership ("Borrower") pursuant to that certain Assumption Agreement, dated as of March 19, 2010, by and among Original Borrower, Borrower, Lender and R&R Enterprises, and Indiana partnership, as evidenced by that certain Memorandum of Loan Assumption, dated as of March 19, 2010, by and between Borrower, as trustor, and Lender, as beneficiary, and recorded May 10, 2010 under Reception No. 210043360 in the Official Records of the County of El Paso, State of Colorado (all documents evidencing such assumption being referred to collectively herein as the “Assumption Documents”), as amended by that certain Loan Extension and Modification Agreement dated as of the date hereof (the “Loan Modification”).

FOR VALUE RECEIVED, the undersigned promises to pay Lender at its home office located at 400 Broadway, Cincinnati, Ohio  45202 or at such other place as Lender may from time to time designate in writing, the principal sum of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) (the “Loan”), together with interest on the unpaid principal balance from time to time outstanding in accordance with the provisions of this Amended and Restated Promissory Note (the “Note”).

1.	INTEREST RATE.

1.1.	Fixed Rate. Effective as of February 5, 2013, the unpaid principal balance under the Loan shall bear interest at the rate (the “Contract Rate”) of five percent (5.00%) per annum.

1.2
Calculation of Interest.  All interest payable under this Note shall be paid in arrears and shall be calculated on the basis of a 360-day year, 30-day month, except that first and last month shall be calculated by the actual number of days principal is outstanding.  Under no circumstances shall the interest, fees, and charges collected or to be collected under this Note exceed the maximum, if any, permitted by applicable law.  If any such law is interpreted so that said interest, fees, and/or charges would exceed any such maximum, and Borrower is entitled to the benefit of such law, then:

(i)	such interest, fees, and/or charges shall be reduced by the amount necessary to reduce the same to the permitted maximum; and

(ii)
any sums already collected from Borrower that exceed the permitted maximum will be refunded.  Lender may choose to make any refund either by treating the payments, to the extent of the excess, as prepayment of principal or by making a direct payment to Borrower.  No prepayment premium shall be assessed on prepayments under this subsection.  The provisions of this subsection shall control over any inconsistent provision of this Note or any other Loan Documents (as defined in Section 6 below).

2.	MANNER OF PAYMENT. Principal and interest shall be payable in installments as follows:

2.1
Commencing March 5, 2013, and on the fifth (5th) day of each succeeding month throughout the term of this Note, Borrower shall make level monthly payments of principal and interest of Forty-Two Thousand Three Hundred Eighty-Two and 78/100 Dollars ($42,382.78).  Borrower understands that the first payment will include principal, interest under the balance hereof, and interest on principal being repaid under the Original Note as of the date hereof.

2.2
The entire unpaid principal balance on this Note, together with all accrued but unpaid interest and all other sums due under this Note and under any document securing this Note (collectively, the "Indebtedness") shall be due and payable on February 5, 2020 (the "Maturity Date"), if not sooner paid.

TIME IS OF THE ESSENCE IN THE PAYMENT OF ALL SUMS DUE UNDER THIS NOTE.

3.
APPLICATION OF PAYMENTS.  All payments received from, or on behalf of, Borrower shall be applied in the following order: (i) to any advancements of, or funds established for, payment of any insurance costs or premiums, taxes, assessments, or other advances or to any unpaid charges or fees as provided for in this Note or any other “Loan Documents” (as defined in Section 6 below), together with interest thereon at the “Default Rate” (as defined herein); (ii) any late charges as set forth in this Note; (iii) to any prepayment premiums payable pursuant to this Note; (iv) to interest on the unpaid principal balance of this Note; and then (v) to the unpaid principal balance of this Note. Without limitation of the foregoing, in the event of any partial payment hereunder, Lender shall have the sole right and authority to determine which portion of the Indebtedness any such partial payment made by Borrower and received by Lender hereunder may be applied against, if any; provided, however, that, nothing in the foregoing shall impose upon Lender any duty or obligation to accept or apply any partial payment received by Lender hereunder or under the “Deed of Trust” (as defined in Section 6 below).

4.
LATE CHARGES; DEFAULT INTEREST RATE.  Borrower recognizes that a default by Borrower in making the payments agreed to be paid under this Note and pursuant to the Deed of Trust when due, including any agreed Lender charges or fees, shall result in Lender incurring additional expense in servicing the Loan, in loss to Lender of the use of the money due, and in frustration to Lender in meeting its loan commitments.  Borrower therefore agrees as follows:

4.1
Borrower shall pay, on demand, an amount equal to five percent (5%) of each delinquent sum (the "Late Payment Charge") if any monthly installment or other payment is not paid by the date when such payment is due.  An additional sum of five percent (5%) of any delinquent sum shall be charged for each successive month that the monthly installment or other payment remains past due and shall be incurred on the fifth (5th) day of each month without a daily pro rata adjustment for payment made after the fifth (5th) day of the month.  Acceptance of such late charge by Lender shall not constitute a waiver of the default with respect to the overdue amount and shall not prevent Lender from exercising any other rights and remedies available to it.  Upon maturity, whether by acceleration, demand or otherwise, and at the Lender's option upon the occurrence and continuation of any Event of Default (as defined in paragraph 8 below), the Late Payment Charge shall not thereafter continue to apply; provided, however, that in either such event, the Loan shall bear interest at the Default Rate as set forth below.

4.2
Upon the occurrence of an “Event of Default” (as defined in Section 8 below) (including failure to pay the outstanding principal balance hereof upon the Maturity Date), the Loan shall bear interest thereafter until paid in full at a default rate equal to the lesser of (i) the highest rate of interest allowable under the laws of the state where the Property is located or (ii) the Contract Rate plus five (5) percentage points per annum (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

4.3
Borrower agrees that both the Late Payment Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments or other defaults under the terms of this Note and any other Loan Documents and that such charges are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies under this Note, under any other Loan Documents, or under applicable law and any reasonable fees and expenses of any agents or attorneys that the Lender may employ.  Borrower further acknowledges that the Late Payment Charge and Default Rate hereunder represent the reasonable estimate of those damages which would be incurred by Lender, and a fair return to Lender for the loss of the use of the funds not timely received from Borrower on account of a default by Borrower as herein specified, established by Borrower and Lender through good faith consideration of the facts and circumstances surrounding the transaction contemplated under this Note as of the date hereof. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default.  Borrower and Lender agree that such Late Payment Charge and Default Rate represent a fair and reasonable estimate of the anticipated and actual losses Lender will incur by reason of such late payment and default, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

5.
PREPAYMENTS.  Borrower shall not have the privilege to prepay, and Lender shall not have an obligation to accept tendered prepayments of, the whole or any portion of the Loan, except as expressly stated below.

5.1
Upon not less than thirty (30) days prior written notice to Lender, Borrower shall have the privilege to fully prepay the Indebtedness, provided that Borrower simultaneously pays to Lender a premium (the “Prepayment Premium”) equal to the greater of:

(a)
the sum of (i) the present value of the scheduled monthly payments on this Note from the date of prepayment to the Maturity Date and (ii) the present value of the amount of principal and interest due on the Maturity Date of this Note (assuming all scheduled monthly payments due prior to the Maturity Date were made when due); minus (iii) the outstanding principal balance of this Note as of the date of prepayment.  The present values described in (i) and (ii) are to be computed on a monthly basis as of the date of prepayment, discounted at the yield to maturity of the U.S. Treasury Note or Bond that is closest in maturity with a price closest to 100 to the Maturity Date of this Note, as reported in The Wall Street Journal, absent manifest error, on the fifth (5th) business day preceding the date of prepayment; or

(b)	one percent (1%) of the outstanding principal balance of this Note as of the date of prepayment.

5.2
In the event that (i) Lender exercises its right to accelerate the Maturity Date following an Event of Default by Borrower in any of the terms of this Note or any other Loan Documents, or (ii) payment is tendered of the full amount due at any time prior to a foreclosure sale or other similar proceeding, either by Borrower, its successors, or assigns or by anyone on its behalf, it shall be deemed by the Lender that such events shall constitute an evasion of the Prepayment Premium and to be a voluntary prepayment; therefore, to the extent permitted by applicable law, such prepayment shall include the premium required to be paid under Section 5.1 above.

5.3
Notwithstanding Sections 5.1 and 5.2 above, (a) provided that Borrower gives not less than thirty (30) days prior written notice to Lender of its intent to prepay, Borrower shall have the privilege to prepay this Note in full, without any prepayment premium, at any time on or after November 5, 2019, and (b) no Prepayment Premium shall be due and payable in the event Lender elects to apply any insurance proceeds or condemnation awards payable with respect to the “Property” (defined in Section 6 below) to the Indebtedness in accordance with the terms of the Deed of Trust.

5.4
The prepayment premium required by this Section 5 is acknowledged by Borrower to be partial compensation to Lender for the cost of reinvesting the Loan proceeds and for the loss of the contracted rate of return on the Loan.  Furthermore, Borrower acknowledges that the loss that may be sustained by Lender as a result of such a prepayment by Borrower is not susceptible of precise calculation and the prepayment premium represents the good faith effort of Borrower and Lender to compensate Lender for such loss.

5.5
No partial prepayments shall be permitted except with the prior written consent of Lender, which may be withheld in Lender’s sole discretion.   In the event that a partial prepayment is permitted by Lender in writing, the Prepayment Premium shall be pro rated based on the amount of the principal prepaid.

6.
SECURITY.  This Note is given for the Loan in the above amount and is secured by the Deed of Trust to Public Trustee, Security Agreement, Assignment of Leases and Rents and Fixture Filing in favor of Lender and dated as of March 21, 2007 (the "Deed of Trust"), as assumed by Borrower pursuant to the Assumption Documents, which Deed of Trust is a first lien on certain real and personal property located in El Paso County, Colorado and more fully described in the Deed of Trust (the "Property").  The Deed of Trust, this Note, and all other documents executed in connection with the Loan are hereinafter collectively referred to as the “Loan Documents.”  Borrower hereby agrees to perform and comply with each of the terms, covenants and provisions contained in this Note and in all other Loan Documents, all such terms, covenants and provisions being hereby made a part of this Note to the same extent and with the same force and effect as if fully set forth in this Note.  The term “Property” shall mean both the real and personal property that is encumbered by the Deed of Trust.

7.
DISBURSEMENTS.  Funds representing the proceeds of the Loan and evidenced by this Note that are disbursed by wire transfer, or other delivery to Borrower, to escrows, or otherwise delivered for the benefit of Borrower shall, for all purposes, be deemed outstanding under this Note and to have been received by Borrower as of the date of such wire transfer or other delivery, and interest shall accrue and be payable upon such funds from and after the date of such wire transfer or delivery and until repaid to Lender, notwithstanding the fact that such funds may not, at any time, have been received or remitted by such escrows to Borrower.

8.	DEFAULT. The occurrence of any of the following events shall be deemed an “Event of Default” under this Note: an Event of Default has occurred as defined in the Deed of Trust.

9.
REMEDIES. Upon the occurrence of an Event of Default and the expiration of any applicable cure period, if any, then (i) the entire Indebtedness shall immediately become due and payable without further notice (which is hereby expressly waived by Borrower), at the option of Lender, and (ii) Lender may exercise any rights or remedies available to it under this Note and the Loan Documents and at law or in equity.  The remedies of the Lender as provided in this Note and the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against the Borrower, the Property, any guarantor or indemnitor of this Note, and/or any other security at the sole discretion of the Lender.  Time is of the essence.

Borrower hereby agrees to pay all costs and expenses of collection when incurred (which costs and expenses may be added to the principal balance due under this Note and be receivable therewith), including reasonable attorneys' fees and costs.  Such attorneys’ fees and costs shall include, but not be limited to, the reasonable fees and costs incurred in all matters of collection and enforcement, construction, protection, and interpretation before and after suit, trial, proceedings and appeals, as well as appearance in and connected with any bankruptcy proceedings or creditors' reorganization or arrangement proceedings.

10.
LIMITATION OF LIABILITY.  Except as otherwise provided herein and in the Loan Documents, in the event Lender should take action at any time to enforce the collection of the Loan, Lender may exercise any remedy it may have against the Property, including without limitation, foreclosing on the Deed of Trust.

10.1
If Lender elects to foreclose the Deed of Trust, and, as a result of the foreclosure and sale of the Property, a lesser sum is realized from the sale of the Property than the amount due and owing on the Indebtedness, Lender shall not seek or obtain any deficiency or other money judgment against Borrower, it being understood and agreed that Borrower and all partners, members, stockholders, or holders of beneficial interests in Borrower shall have no personal liability for the payment of the Indebtedness, and the Indebtedness shall be considered nonrecourse to Borrower, its partners, members, stockholders, or holders of beneficial interests, except as provided in Section 10.2 below and in any other Loan Document.

10.2
The foregoing provisions of Section 10.1 notwithstanding, Lender shall have full recourse against Borrower and guarantors, if any, and the same shall be personally liable, jointly and severally (and Lender shall not be restricted from obtaining any monetary or other judgment against such persons and entities) pursuant to the terms and conditions of that certain Environmental Indemnity Agreement by Original Borrower, dated as of March 21, 2007, assumed by Borrower pursuant to the Assumption Documents, and Lender shall have full recourse against Borrower and guarantors, if any, and the same shall be personally liable, jointly and severally (and Lender shall not be restricted from obtaining any monetary or other judgment against such persons and entities) to the extent of any loss, cost (including reasonable attorney’s fees) or liability (collectively, the “Recourse Obligations”) suffered by Lender as a result of:  (1) the Borrower misapplying, or failing to remit to Lender, any condemnation awards, casualty proceeds, or security deposits attributable to the Property; (2) any act of fraud or breach of any representation or warranty of the Borrower or any partner, member, or stockholder of the Borrower (or holder of a beneficial interest therein, whether direct or indirect) contained in the Loan Documents or any other agreement, certificate, or instrument delivered pursuant to or in connection with the Loan Documents; (3) the Borrower collecting rents more than one (1) month in advance or the failure after the occurrence and during the continuance of an Event of Default to apply the rents toward the normal and necessary operating expenses of the Property, the curing of any default, or in the manner and for the purposes provided in the Deed of Trust or in any other Loan Documents; (4) the presence, release, threatened release, treatment or removal of any Hazardous Materials (including asbestos) or any underground or other storage tanks at the Property; (5) the violation of applicable environmental laws relating to Hazardous Materials or underground storage tanks, and any lien against any portion of the Property permitted or imposed by any environmental law; (6) any diminution in value of the Property or other collateral or security for the Loan, arising from the waste (either intentional/active or permissive/passive) of the Borrower; (7) any casualty or loss that was self-insured or under-insured or any deductible amount under any insurance policy relating to the Property, including, without limitation, those relating to terrorism and/or mold coverage; (8) the failure by Borrower to insure the Property as required under the terms of the Deed of Trust, including, without limitation, the failure to provide terrorism and/or mold coverage; (9) the failure by Borrower to pay any taxes or assessments on the Property; or (10) the filing of any bankruptcy or other reorganization proceeding by Borrower.

10.3
The foregoing limitation on personal liability is not intended and shall not be deemed to constitute a forgiveness of the Indebtedness or a release of the obligation to repay said Indebtedness according to the terms and provisions hereof, but shall operate solely to limit the remedies otherwise available to the holder hereof for the enforcement and collection of such Indebtedness.

10.4
Notwithstanding the foregoing provisions of Section 10.1, Lender's agreement that this Loan shall be non-recourse as provided in Section 10.1 shall be null and void, and the Loan shall be fully recourse, in the event of a default under Section 2.2.26 of the Deed of Trust.

11.
WAIVER; NO RELEASE.  The Borrower, any endorsers, sureties, guarantors, successors in interest, and all others who may become liable for all or any part of this obligation (i) severally waive presentment and demand for payment, protest, notice of protest, demand and dishonor, and nonpayment of this Note, (ii) expressly agree that the Maturity Date of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of each, and (iii) agree that the Lender hereof may release all or any part of the Property or any other collateral securing the Indebtedness on the payment hereof or release any party liable for this obligation, and such extension or release may be made without notice to any of such parties and without discharging the liability of any such party.  The Borrower also waives, to the extent applicable, all defenses based upon suretyship or impairment of collateral.  It is further agreed that no alteration, amendment or waiver of any provision of this Note or any of the Loan Documents made by agreement between Lender and any other person or party shall release, discharge, modify, change or affect the liability of Borrower under this Note of the Loan Documents.  The right to plead any and all statutes of limitation as a defense to any demand on this Note, or any agreement to pay the same, or any demand secured by the Loan Documents, or any and all obligations and liabilities arising out of or in connection with this Note or in the Loan Documents, is expressly waived by the Borrower and endorsers to the fullest extent permitted by law.  No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of such right or remedy on a future occasion.

12.
CONTROLLING LAW.  This Note will be interpreted under, and the rights and liabilities of the Lender and the Borrower determined in accordance with, the laws of the state in which the Property is located, excluding its conflict of laws rules.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in such state; provided, however, that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment, or exercising any rights against the Borrower individually, against any security, or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

13.
COMPLIANCE WITH LAWS; SEVERABILITY. If, under any circumstances whatsoever, the fulfillment of any provision of this Note conflicts with the mandatory requirements or prohibitions prescribed by any applicable statute or other applicable law with regard to obligations of like character or amount, then, to the fullest extent possible, this Note shall be construed so as to give effect to the intent manifested by any provision held to be invalid, illegal, unenforceable, or otherwise contrary to law.  If any provision of this Note is found to be invalid or unenforceable by a court, all other provisions of this Note will remain in full force and effect.

14.
WAIVER OF JURY TRIAL.  THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

15.	NOTICES. All notices provided for or required by this Note shall be given as provided in the Loan Modification.

16.	CAPTIONS. The captions and headings of the Sections of this Note are for reference only and are not to be used to interpret or define the provisions hereof.

17.	STATE-SPECIFIC PROVISIONS.

18.1
Borrower acknowledges and agrees that the loss which Lender may sustain from the late payment of any payment due under this Note may likely be difficult to prove, and that the amount of the late charge is reasonable and proportionate to the loss that Lender may sustain from any late payment.  Therefore, Borrower and Lender desire to liquidate the damages in advance to avoid such uncertainty.

18.2
Borrower acknowledges and agrees that the loss which Lender may sustain from any default under this Note may likely be difficult to prove, and that the default interest rate is reasonable and proportionate to the loss that Lender may sustain from any default.  Therefore, Borrower and Lender desire to liquidate the damages in advance to avoid such uncertainty.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

BORROWER:

NETREIT GARDEN GATEWAY LP,
a California limited partnership

By:           NetREIT, Inc.,
a Maryland corporation,
its general partner

By:           ___________________________
Name:                      ___________________________
Title:           ___________________________